SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 8, 2016
Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-33748 (Commission File Number)	20 - 8718331 (I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900
Washington, D.C. 20005
(Address of Principal Executive Offices) (Zip Code)
(202) 728-0044
(Registrant's Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Seventh Amendment to Credit Agreement
On April 8, 2016, DuPont Fabros Technology, Inc. (the “Company”) amended its unsecured revolving credit facility (the “Credit Facility”) to, among other things, provide that up to 10% of the aggregate value of its unencumbered properties can be attributed to eligible real estate located in Canada when determining the amount available for borrowings under the Credit Facility and compliance with certain financial covenants.
The amendment (the “Seventh Credit Agreement Amendment”), dated April 8, 2016, amends the Credit Agreement, dated May 6, 2010, as amended (the “Credit Agreement”), by and among DuPont Fabros Technology, L.P., the operating partnership of the Company (the “Operating Partnership”), as borrower; all of the Operating Partnership’s subsidiaries that currently guaranty the obligations under the Company’s Indenture governing the terms of its 5 7/8% senior notes due 2021, including the subsidiaries that own the ACC2, ACC4, ACC5, ACC6, CH1, NJ1, SC1, VA3 and VA4 data centers and the SC2 parcel of land, but excluding the Company's taxable REIT subsidiary, DF Technical Services LLC, and the subsidiaries that own the Company's ACC3, ACC7 and CH2 data center facilities, the ACC8 parcel of land and the Company’s property management company, DF Property Management LLC; the Company; KeyBank National Association, as administrative agent and a lender (“KeyBank”); and the other lending institutions that are parties thereto.
Except as amended by the Seventh Credit Agreement Amendment, the remaining terms of the Credit Agreement remain in full force and effect.
The foregoing does not purport to be a complete description of the terms of the Seventh Credit Agreement Amendment and such description is qualified in its entirety by reference to the Seventh Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Second Amendment to Term Loan Agreement
On April 8, 2016, the Operating Partnership amended its $250 million unsecured term loan facility (the “Term Loan Facility”) to, among other things, provide that up to 10% of the aggregate value of its unencumbered properties can be attributed to eligible real estate located in Canada when determining the amount available for borrowings under the Term Loan Facility and compliance with certain financial covenants.
The amendment (the “Second Term Loan Amendment”), dated April 8, 2016, amends the Term Loan Agreement, dated September 13, 2013 (the “Term Loan Agreement”), by and among the Operating Partnership, as borrower, the Company, as a guarantor, the direct and indirect subsidiaries of the Company that guaranty the obligations of the Operating Partnership under the Credit Facility, as subsidiary guarantors, Royal Bank of Canada, as administrative agent and a lender, and the other lending institutions that are parties thereto.
Except as amended by the Second Term Loan Amendment, the remaining terms of the Term Loan Agreement remain in full force and effect.
The foregoing does not purport to be a complete description of the terms of the Second Term Loan Amendment and such description is qualified in its entirety by reference to the Second Term Loan Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
* * *
From time to time, the Company has had customary commercial and/or investment banking relationships with KeyBank, Raymond James Bank, N.A., Citizens Bank, N.A., Royal Bank of Canada, Stifel Bank & Trust, Goldman Sachs Bank USA, TD Bank, N.A., Credit Suisse AG, Cayman Islands Branch, SunTrust Bank, Deutsche Bank AG, New York Branch, Regions Bank and Synovus Bank, and/or certain of their affiliates, all of which are lenders under the Credit Agreement.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

10.1
Seventh Amendment to Credit Agreement and Other Loan Documents, dated as of April 8, 2016, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders.

10.2
Second Amendment to Term Loan Agreement and Other Loan Documents, dated as of April 8, 2016, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, Royal Bank of Canada, as Agent and a Lender, and the other Lenders that are parties thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

April 14, 2016	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1
Seventh Amendment to Credit Agreement and Other Loan Documents, dated as of April 8, 2016, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, and the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto, as Lenders.

10.2
Second Amendment to Term Loan Agreement and Other Loan Documents, dated as of April 8, 2016, by and among DuPont Fabros Technology, L.P., as Borrower, DuPont Fabros Technology, Inc., as a guarantor, the subsidiaries of Borrower that are parties thereto, as Subsidiary Guarantors, Royal Bank of Canada, as Agent and a Lender, and the other Lenders that are parties thereto.